SCHEDULE 14A INFORMATION
          Proxy Statement Pursuant to Section 14(a)
     of the Securities Exchange Act of 1934 (Amendment No.    )

Filed by the Registrant /X/
Filed by a Party other than the Registrant  /  /

Check the appropriate box:
/X/  Preliminary Proxy Statement
/ / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
/ /  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                    CARETENDERS HEALTH CORP.
----------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)
----------------------------------------------------------------------
(Name  of  Person(s) Filing Proxy Statement, if  other than the
Registrant)
Payment of Filing Fee (Check the appropriate box):
/X/  No fee required.
/ /  Fee  computed  on table below per Exchange Act Rules  14a-6(i)(4)
     and 0-11.
     (1)  Title  of  each  class  of securities to  which  transaction applies.
           ----------------------------------------------------------
     (2)  Aggregate number of securities to which transaction applies:
          -----------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
          -----------------------------------------------------------
     (4)  Proposed maximum aggregate value of transaction:
           ----------------------------------------------------------
     (5)  Total fee paid:
           ----------------------------------------------------------

/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1)  Amount Previously Paid:
           ----------------------------------------------------------
     (2)  Form, Schedule or Registration Statement No.
           ----------------------------------------------------------
     (3)  Filing Party:
           ----------------------------------------------------------
     (4)  Date Filed:
           ----------------------------------------------------------

[LOGO]

December 23, 1999

To Whom it May Concern:

The estimated mailing date of the proxy material is January 6, 2000.


Sincerely,



C. Steven Guenthner

[LOGO]

January 11, 2000


To Our Stockholders:

You are cordially invited to attend the 1999 Annual Meeting of Stockholders of Caretenders Health Corp. on Monday, January 31, 2000. The meeting will be held at the Holiday Inn, 1325 Hurstbourne Lane, Louisville, Kentucky, at 10:30 a.m. local time.

Three matters will be voted on at this meeting. Please take the time to read carefully each of the proposals for stockholder action described in the accompanying proxy materials.

Whether or not you plan to attend, you can ensure that your shares are represented at the meeting by promptly completing, signing and dating your proxy form and returning it in the enclosed envelope. In the event you attend the meeting you may revoke your proxy and vote your shares in person.
Thank you for your continued support of our Company.

Sincerely,

[SIGNATURE]



William B. Yarmuth
Chairman of the Board,
President & CEO

CARETENDERS HEALTH CORP.
100 Mallard Creek Road, Suite 400
Louisville, Kentucky  40207

               NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                    TO BE HELD JANUARY 31, 2000


To the Stockholders:

The Annual Meeting of Stockholders (the "Annual Meeting") of
Caretenders Health Corp. (the "Company"), will be held at the Holiday Inn, 1325 Hurstbourne Lane, Louisville, Kentucky 40222, on Monday, January 31, 2000, at 10:30 a.m. local time for the following purposes:

(1) To elect a Board of seven directors to serve until the next annual meeting of stockholders;

(2)  To change the Company's name to "Almost Family, Inc."

(3) To ratify the appointment of Arthur Andersen llp as the Company's independent auditor for the fiscal year ending March 31, 2000; and

(4) To transact such other business as may properly come before the meeting or any adjournments thereof.

A Proxy Statement describing matters to be considered at the Annual Meeting is attached to this Notice. Only stockholders of record at the close of business on December 10, 1999, are entitled to receive notice of and to vote at the meeting.

                           By Order of the Board of Directors
                           C. Steven Guenthner
                           Secretary
                           Louisville, Kentucky

January 11, 2000

                           IMPORTANT

WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING, PLEASE MARK, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT IN THE ENVELOPE WHICH HAS BEEN PROVIDED. IN THE EVENT YOU ATTEND THE MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE YOUR SHARES IN PERSON.

CARETENDERS HEALTH CORP.
100 Mallard Creek Road, Suite 400
Louisville, Kentucky  40207

                           PROXY STATEMENT
                    ANNUAL MEETING OF STOCKHOLDERS
                    TO BE HELD JANUARY 31, 2000

GENERAL INFORMATION

This Proxy Statement and accompanying proxy are being furnished in connection with the solicitation of proxies by the Board of Directors (the "Board") of Caretenders Health Corp., a Delaware corporation (the "Company"), to be voted at the Annual Meeting of Stockholders (the "Annual Meeting") and any adjournments thereof. The Annual Meeting will be held at the Holiday Inn, 1325 Hurstbourne Lane, Louisville, Kentucky 40222, on Monday, January 31, 2000, at 10:30 a.m. local time for the purposes set forth in this Proxy Statement and the accompanying Notice of Annual Meeting. This Proxy Statement and accompanying proxy are first being mailed to stockholders on or about January 11, 2000.

A stockholder signing and returning a proxy has the power to revoke it at any time before the shares subject to it are voted by (i) notifying the Secretary of the Company in writing of such revocation, (ii) filing a duly executed proxy bearing a later date or (iii) attending the Annual Meeting and voting in person. If the proxy is properly signed and returned to the Company and not revoked, it will be voted in accordance with the instructions contained therein. Unless contrary instructions are given, the proxy will be voted FOR the nominees for director named in the Proxy Statement, FOR the change in corporate name, FOR the ratification of the appointment of the independent auditor as described herein and in the discretion of proxy holders on such other business as may properly come before the Annual Meeting. The original solicitation of proxies by mail may be supplemented by telephone and other means of communication and through personal solicitation by officers, directors and other employees of the Company, at no compensation. Proxy materials will also be distributed through brokers, custodians and other like parties to the beneficial owners of the Company's common stock, par value $.10 per share (the "Common Stock"), and the Company will reimburse such parties for their reasonable out-of-pocket and clerical expenses incurred in connection therewith.
               RECORD DATE AND VOTING SECURITIES

The Board has fixed the record date (the "Record Date") for the Annual Meeting as the close of business on December 10, 1999. At the Record Date, there were outstanding 3,120,413 shares of Common Stock (each of which is entitled to one vote per share on all matters to be considered at the Annual Meeting). No shares of the Company's Series A Convertible Preferred Stock ("Preferred Stock") were outstanding on the Record Date. A majority of the total number of shares of outstanding Common Stock present in person or by proxy is required to constitute a quorum to transact business at the Annual Meeting. Abstentions and "withheld" votes will be counted as present for purposes of determining whether a quorum exists, but as not voted for purposes of determining the approval of any matter submitted to the stockholders for a vote. Because Delaware law treats only those shares voted "for" a matter as affirmative votes, abstentions and withheld votes will have the same effect as negative votes or votes "against" a particular matter. If a broker indicates that it does not have discretionary authority as to certain shares to vote on a particular matter, such shares will not be considered as present and entitled to vote with respect to that matter.

     SECURITY OWNERSHIP OF PRINCIPAL HOLDERS AND MANAGEMENT


Common Stock

The following table sets forth as of December 15, 1999, certain information with respect to the beneficial ownership of the Company's Common Stock of (i) each executive officer of the Company named in the Summary Compensation Table set forth herein under "Executive Compensation," (ii) each director or nominee for director of the Company, (iii) all directors and executive officers as a group and
(iv) each person known to the Company to be the beneficial owner of more than 5% of the outstanding Common Stock.


                                   Shares of Common Stock
                                   Beneficially Owned (1)(2)
                                   -------------------------
                                   Amount and Nature of
Percent of
                                   Beneficial Ownership
Class
Directors and Exective Officers
William B. Yarmuth                 357,883     (3)          10.93%
100 Mallard Creek Road, Suite 400
Louisville, KY  40207

Mary A. Yarmuth                                357,883      (4)
10.93%

C. Steven Guenthner                50,341      (5)          1.60%

Steven B. Bing                     12,340      (6)          *

Patrick B. McGinnis                17,500      (7)          *

Donald G. McClinton                21,500      (7)          *

Tyree G. Wilburn                   21,000      (8)          *

Jonathan D. Goldberg               11,500      (9)          *

Wayne T. Smith                     101,400     (9)          3.23%

T. Ric Pritchard                   13,750    (10)           *

Patrick T. Lyles                   19,796    (10)           *

Directors and Executive Officers
as a Group (11 persons)            627,010   (11)           18.52%

Additional Five Percent Beneficial Owners
 -----------------------------------------
HEALTHSOUTH Rehabilitation Corporation
Two Perimeter Park South
Birmingham, AL  35243              1,015,101 (12)           32.43%

Heartland Advisors, Inc.           445,300                  14.2%
790 North Milwaukee Street
Milwaukee, WI  53202

Yarmuth Family Limited Partnership 157,723   (13)           5.04%
100 Mallard Creek Road, Suite 400
Louisville, KY  40207
* Represents less than 1% of class.

(1) Based upon information furnished to the Company by the named persons, and information contained in filings with the Securities and Exchange Commission (the "Commission"). Under the rules of the Commission, a person is deemed to beneficially own shares over which the person has or shares voting or investment power or has the right to acquire beneficial ownership within 60 days. Unless otherwise indicated, the named person has the sole voting and investment power with respect to the number of shares of Common Stock set forth opposite such person's name. Options exercisable within 60 days of December 15, 1999 have been included.

 (2) Assumes inclusion of the shares of Common Stock issuable upon exercise of outstanding redeemable warrants; assumes conversion of Series A Convertible Preferred Stock into Common Stock.

(3) Includes 8,886 shares as to which Mr. Yarmuth shares voting and investment power pursuant to a family trust and an option for 100,000 shares vested and exercisable, and 44,000 exercisable options owned by Mrs. Yarmuth in addition to 12,927 shares owned directly by Mrs. Yarmuth.

(4)  Includes the same ownership components as stated for Mr. Yarmuth.

(5)  Includes 22,500 shares subject to currently exercisable options.

(6)  Includes 12,000 shares subject to currently exercisable options.

(7)  Includes 11,500 shares subject to currently exercisable options.

(8)  Includes 11,000 shares subject to currently exercisable options.

(9)  Includes 7,500 shares subject to currently exercisable options.

(10) Includes 13,750 shares subject to currently exercisable options.

(11) Includes currently exercisable options held by all directors and executive officers as a group to purchase 255,000 shares of Common Stock.

(12) Includes currently exercisable warrants for the purchase of 200,000 shares of Common Stock. In addition, HEALTHSOUTH
     Rehabilitation Corporation ("HEALTHSOUTH") owns warrants for an additional 66,600 Series A Convertible Preferred Shares.

(13) Robert N. Yarmuth is the general partner and is the brother of William B. Yarmuth.

Preferred Stock

The Company has no shares of Preferred Stock outstanding. HEALTHSOUTH holds currently exercisable warrants to purchase 66,600 shares of Preferred Stock. See "Security Ownership of Principal Holders and Management." Each share of Preferred Stock is convertible into one share of Common Stock and entitled to one vote on all matters submitted to the holders of Common Stock. The warrants may be transferred by HEALTHSOUTH only to its affiliates.

                                   ITEM 1
                          ELECTION OF DIRECTORS

At the Annual Meeting, seven directors are to be elected to serve until the next annual meeting of stockholders. The persons named in the accompanying proxy have advised the Company that they intend to vote the shares covered by the proxies FOR the election of the nominees named below. Proxies cannot be voted for a greater number of persons than are named. Although it is not anticipated that any of the nominees will decline or be unable to serve, if that should occur, the proxy holders may, in their discretion, vote for substitute nominees. Directors are elected by a plurality of the votes cast.

NOMINEES FOR ELECTION AS DIRECTORS

Set forth below is a list of Board members who will stand for re election at the Annual Meeting, together with their ages, all Company positions and offices currently held by them and the year in which each person joined the Board of Directors.

NAME                 AGE  POSITION OR OFFICE      DIRECTOR SINCE
----------------------------------------------------------------------
-
William B. Yarmuth   47   Chairman of the Board,       1991
                          President and Chief
                          Executive Officer

Steven B. Bing       52   Director                     1992

Donald G. McClinton       66 Director                     1994

Patrick B. McGinnis       52   Director                     1994

Tyree G. Wilburn          47   Director                     1996

Jonathan D. Goldberg 48   Director                     1997

Wayne T. Smith            53 Director                  1997

William B. Yarmuth.   Mr. Yarmuth has been a director of the Company
since 1991, when the Company acquired National Health Industries ("National"), where Mr. Yarmuth was Chairman, President and Chief Executive Officer. After the acquisition, Mr. Yarmuth became the President and Chief Operating Officer of the Company. Mr. Yarmuth became Chairman and CEO in 1992. He was Chairman of the Board, President and Chief Executive Officer of National from 1981 to 1991.

Steven B. Bing. Mr. Bing was elected a director in January 1992. Mr. Bing is a vice president of R. Gene Smith, Inc., a private investment company located in Louisville, Kentucky. From 1989 to March 1992, Mr. Bing was President of ICH Corporation, an insurance holding company. From 1984 to 1989, he served as Senior Vice President of ICH Corporation. He is also a trustee of the University of Louisville and a director of various closely-held business entities.

Donald G. McClinton. Mr. McClinton was elected a director in October 1994. Mr. McClinton is President and part owner of Skylight Thoroughbred Training Center, Inc., a thoroughbred course training center. He is also a director of Mid-America Bancorp and Jewish Hospital Health Systems. From 1986 to 1994, Mr. McClinton was co chairman of Interlock Industries, a privately held conglomerate in the metals and transportation industries.

Patrick B. McGinnis. Mr. McGinnis was elected a director in October 1994. Mr. McGinnis is the co-founder of Healthcare Recoveries, Inc. and serves as its Chairman and Chief Executive Officer. Healthcare Recoveries, Inc. is a provider of subrogation and other claims recovery services to the health care industry. From 1979 to 1988, Mr. McGinnis was Vice President-Finance and Planning for Humana Inc.

Tyree G. Wilburn. Mr. Wilburn was elected a director in January 1996. Mr. Wilburn is a private investor and a director of Health Directions, Inc. From 1992 to 1996, Mr. Wilburn was Chief Development Officer of Community Health Systems, Inc., and most recently, Executive Vice President and Chief Financial and Development Officer. From 1974 to 1992, Mr. Wilburn was with Humana Inc. where he held senior and executive positions in mergers and acquisitions, finance, planning, hospital operations, audit and investor relations.

Jonathan D. Goldberg. Mr. Goldberg was elected a director in February 1997. Mr. Goldberg is the managing partner of the law firm of Goldberg and Simpson in Louisville, Kentucky and has served in that capacity for the last five years.

Wayne T. Smith. Mr. Smith was elected a director in March 1997. Mr. Smith is President and Chief Executive Officer of Community Health Systems, Inc. Mr. Smith was President and Chief Operating Officer of Humana Inc. from 1993 to 1996 and served with Humana Inc. from 1973 to 1993 in various capacities, including numerous positions as vice president and divisional president.

MEETINGS OF THE BOARD OF DIRECTORS

The Board met on 5 occasions during the previous fiscal year. Each incumbent director attended at least 75% of the aggregate of the meetings of the Board and its committees on which such director served during his period of service, except Messrs. Goldberg and Smith who attended 71% and Mr. McGinnis attended 43% of the meetings.
COMMITTEES OF THE BOARD OF DIRECTORS

The Board of Directors has an Audit Committee and a Compensation
Committee. The Board does not have an executive committee or a nominating committee; executive committee and nominating functions are performed by the entire Board.

The functions of the Audit Committee include reviewing the scope of the audit, reviewing the corporate accounting practices and policies with the independent auditors, reviewing with the independent auditors their final report, reviewing with independent auditors overall accounting and financial controls and consulting with the independent auditors. The members of the Audit Committee are the six outside members of the Company's Board of Directors, Messrs. Bing, Goldberg, McClinton, McGinnis, Smith and Wilburn. The Audit Committee met once during the 1999 fiscal year.

The principal duties of the Compensation Committee are to review the compensation of directors and officers of the Company and to prepare recommendations and periodic reports to the Board concerning such matters. The Compensation Committee also administers the Company's employee stock option plans. The members of the Compensation Committee are Messrs. Bing, Goldberg, McClinton, McGinnis, Smith and Wilburn. The Compensation Committee met once during the 1999 fiscal year.

COMPENSATION OF DIRECTORS

Directors who are not also employees of the Company are entitled to compensation at a rate of $1,250 for each Board of Directors meeting attended and $250 for each committee meeting attended that is scheduled independently. In addition, non-employee directors are eligible to receive stock options under the Caretenders Health Corp. 1993 Stock Option Plan for Non-Employee Directors (the "Directors' Plan") adopted by the Board on February 17, 1993, and subsequently approved by stockholders. Pursuant to the terms of the Directors' Plan, during 1999 Mr. Wilburn was granted options to purchase 2,000 shares of the Company's Common Stock at $2.625 per share. The Directors' options vest 25% the day following six months after the date of grant, and 25% on each of the first, second, and third anniversary dates of the grant. During 1999 the terms of the Director's options relative to a total of 68,000 shares were amended to decrease the exercise price to $2.63 (the market value at the date of amendment). No other terms of the options were changed.

WILLIAM YARMUTH EMPLOYMENT AGREEMENT

The Company has a year-to-year employment agreement with William B. Yarmuth, its Chairman of the Board, President and Chief Executive Officer. Under the terms of the agreement, Mr. Yarmuth earns an annual base salary of $190,000 and is eligible for a performance based cash incentive of 35% of annual base salary. The agreement includes a covenant not to compete for a period of two years and potential termination payments to Mr. Yarmuth of two times his annual salary.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission initial reports of stock ownership and reports of changes in stock ownership and to provide the Company with copies of all such filed forms. Based solely on its review of such copies or written representations from reporting persons, the Company believes that all reports were filed on a timely basis during fiscal 1999.

RECOMMENDATION

Assuming the presence of a quorum, directors shall be elected by a plurality of the votes cast at the Annual Meeting by holders of Common Stock voting for the election of directors.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE ELECTION OF EACH OF THE SEVEN NOMINEES FOR DIRECTOR OF THE COMPANY.

                        EXECUTIVE COMPENSATION

The following table sets forth information concerning compensation paid by the Company for services rendered in all capacities during the last three fiscal years to the Chief Executive Officer and the most highly compensated executive officers.

                         Summary Compensation Table ------------------
                         --------

                                                   Long-Term
                                                   Compensation
                                                   ------------
                                                   Securities
                            Annual Compensation        Underlying
                            -------------------        Options
Name and Principals      Year     Salary    Bonus  (No. of Shares)
-------------------      ----    -------    -----  ---------------
William B. Yarmuth       1999    $190,000   $0     100,000
Chairman of the Board,   1998     190,000    75,596         -
President and Chief      1997     190,000   $0         -
Executive Officer

Mary A. Yarmuth          1999    $130,050   $0      20,000
Senior Vice President    1998     129,854   36,904       -
Operations               1997     126,058   -           -

C. Steven Guenthner      1999    $130,050   $0     20,000
Senior Vice President,   1998     129,854   36,904       -
Secretary/Treasurer and     1997  126,058   -          -
Chief Financial Officer

T. Ric Pritchard         1999    $125,000   $0     15,000
Senior Vice President    1998       9,615(1)       2,733    20,000
-Operations              1997    N/A        N/A    N/A

Patrick T. Lyles         1999    $120,000   $0     15,000
Senior Vice President-   1998      43,386(2)       12,330   20,000
Planning and Development    1997 N/A        N/A    N/A

   (1)    Mr. Pritchard was employed by the Company on February 16,
          1998.

   (2)    Mr. Lyles was employed by the Company on October 6, 1997.

                         OPTION GRANTS IN FISCAL 1999

Mr. Yarmuth was awarded options to purchase 100,000 shares of the Company's common stock at $2.19 per share. Mr. Guenthner and Mrs. Yarmuth were awarded options to purchase 20,000 shares of the Company's common stock at $2.19 per share. Mr. Pritchard and Mr. Lyles were awarded options to purchase 15,000 shares of the Company's common stock at $2.19 per share. No other stock options or stock appreciation rights were awarded to the named executive officers during the 1999 fiscal year.

          OPTION EXERCISES IN FISCAL 1999 AND FISCAL YEAR-END VALUES

None of the executive officers named in the Summary Compensation Table exercised stock options during the 1999 fiscal year. Set forth below is information with respect to the number and value of unexercised stock options held by the named executive officers at the end of the 1999 fiscal year.

                                  Number of Unexercised     Value of
Unexercised
                                    Options Held at  In-the-Money
Options

1998 Fiscal Year-End
                                                  at 1998 Fiscal Year-

End(1)
               Shares               ----------------------- ----------
---------
               Acquired
               On        Value
Name              Exercise      Realized Exercisable
Unexercisable  Exercisable      Unexercisable
-----------------        ------- ------- --------  ----------    -----
---- ----------
William B. Yarmuth        -              -         100,000 150,000
-  -

Mary A. Yarmuth           -              -         44,000  34,500
$975 -

C. Steven Guenthner       -     -        22,500    32,500  -     -

T. Ric Pritchard        - -     13,750   21,250    -       -

Patrick T. Lyles        - -     13,750   21,250    -       -


   (1) These amounts represent the market value less the exercise price. The market value of the Common Stock was $2.00 based on the closing bid price per share at March 31, 1999, on the NASDAQ National Market System.

               COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

COMPENSATION POLICIES

The Compensation Committee of the Board of Directors is comprised of Messrs. Bing, Goldberg, McClinton, McGinnis, Smith and Wilburn, each a non-employee director of the Company. The Compensation Committee is responsible for advising the Board of Directors on matters relating to the compensation of the Company's executive officers and administering the Company's stock option plans. Set forth below is a report submitted by the Compensation Committee describing its compensation policies and the committee's decisions relating to compensation of executive officers during the 1999 fiscal year.

The Compensation Committee's policies concerning the compensation of the Company's executive officers are summarized as follows:

    Compensation awarded by the Company should be effective in attracting, motivating and retaining key executives;

    Executive officers of the Company should be compensated at a level which is comparable to other executives with similar skills and qualifications; and

    The Company's compensation programs should give executive officers a financial interest in the Company similar to the interests of the Company's stockholders.

The Company's executive officers are compensated through a combination of salary, annual bonuses (when appropriate) and grants of stock options under the Company's option plans. The annual salaries of the Company's executives are reviewed from time to time by the Compensation Committee. The Compensation Committee recommends to the Board of Directors that adjustments be made where necessary in order for the annual salaries of the Company's executives to be competitive with the salaries in the health care field. To establish such executive salaries, the Compensation Committee compares the Company's salaries with those of other home health care companies and public companies with similar market capitalizations as selected by the Compensation Committee. Officers of the Company are eligible for performance based cash incentives based on the Company's achievement of annual goals and objectives established by the Compensation Committee. For fiscal 1999 the goals and objectives included meeting earnings targets and accomplishing development and expansion objectives. Based on these goals and objectives, Mr. Yarmuth, the Chief Executive Officer, received a bonus of $0 and the other four executive officers named in the Summary Compensation Table received bonuses in the aggregate amount of $0.

The Compensation Committee periodically grants stock options under the Company's option plans in order to provide executive officers and other employees with an additional incentive to strive for the success of the Company's business so as to increase the price of the Company's Common Stock. The Compensation Committee believes that stock options are a valuable tool in encouraging executive officers to align their interests with the interests of the stockholders and to manage the Company for the long term. The executive officers who received options were Mr. William B. Yarmuth, 100,000 shares on 3/5/99, Mrs. Mary A. Yarmuth, 20,000 shares on 3/5/99, Mr. C. Steven Guenthner, 20,000 shares on 3/5/99, Mr. T. Ric Pritchard, 15,000 shares on 3/5/99, and Mr. Patrick T. Lyles, 15,000 shares on 3/5/99.

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

William B. Yarmuth, the Chairman, President and Chief Executive Officer of the Company, is eligible to participate in the same executive compensation plans available to the Company's other executive officers. Mr. Yarmuth's salary of $190,000 for the 1999 fiscal year was determined pursuant to his employment agreement. Mr. Yarmuth received no bonus. See discussion regarding incentive compensation under "Compensation Policies" above.

REPRICING OF OPTIONS

On December 14, 1998, the Compensation Committee approved the repricing of certain employee stock options with an exercise price in excess of the fair market value of the Company's Common Stock on that date. The Compensation Committee was aware that many employees, including the named executive officers, held options below market value as a result of a substantial decrease in the Company's stock price due, in part, to changes in regulations governing reimbursement for services provided by the Company. The Compensation Committee concluded that these options no longer served to motivate and retain key employees.

The Compensation Committee determined that it was important to the long-term success of the Company to provide a meaningful incentive to its employees holding options. Accordingly, the Compensation Committee approved an offer to certain option holders to exchange options with an exercise price above the current market price on December 14, 1998, for options with an exercise price equal to the market price on that date. The terms of the new options also varied from those of the existing options in the following manner:

Vesting of the replacement options will occur in 25% increments at each of four six-month intervals until fully vested. Twenty-three employees, including all of the named executive officers, exchanged options to purchase an aggregate of 305,000 shares for options to purchase the same number of shares of the Company's common stock pursuant to the exchange offer. See "Ten-Year Option Repricings" for details concerning the exchange of options held by the named executive officers.

OBRA DEDUCTIBILITY LIMITATION

Under the Omnibus Budget Reconciliation Act of 1993 ("OBRA"), subject to certain exceptions and transition provisions, the allowable deduction for compensation paid or accrued with respect to the chief executive officer and each of the four most highly compensated executive officers of a publicly held corporation, is limited to $1 million per year, per executive officer. The Company has determined not to take any actions at this time with respect to its compensation plans which might be necessary to exempt compensation under such plans from the OBRA deductibility limitation.
                               THE COMPENSATION COMMITTEE:
                                   Steven B. Bing
                                   Jonathan D. Goldberg Donald G.
                                   McClinton Patrick B. McGinnis Wayne
                                   T. Smith
                                   Tyree G. Wilburn

               COMPARISON OF FIVE-YEAR CUMULATIVE STOCKHOLDER RETURN

The graph that follows compares the cumulative return experienced by holders of the Company's Common Stock during the last five fiscal years to the returns of the CRP Index for NASDAQ stock market (U.S. Companies) and the returns of a peer group index comprised of other publicly-traded companies within the home health care industry. The graph assumes the investment of $100 on March 31, 1994 in the Company's Common Stock and each of the indices, and the reinvestment of all dividends paid during the period of the securities comprising the indices.
[TO COME]

TEN-YEAR OPTION REPRICINGS

Set forth below is information with respect to repricing which occurred during the previous fiscal year of options held by the named executive officers.

                                                             Length of
                         Securities
Original
                         Underlying           Market Price   Exercise
     Option Re-
                         Number of            of Stock at    Price at
     maining at
                         Options              Time of  Time of New
     date of
                         Repriced or          Repricing or   Repricing
     Exercise   Repricing
Name                Date Amended              Amendment      or
     Amendment  Price    or Amendment

William B. Yarmuth         2/14/98  100,000  $2.63    $8.75 $2.63
2.3
                  12/14/98  17,000   2.63    6.25     2.63  6.9
                  12/14/98   8,000   2.63    6.25     2.63  6.9
                  12/14/98  25,000   2.63    5.88     2.63  7.1

Mary A. Yarmuth   12/14/98  12,000   2.63    9.38     2.63  3.1
                  12/14/98  12,000   2.63    9.38     2.63  4.2
                  12/14/98  15,000   2.63    6.25     2.63  6.9

C. Steven Guenthner        12/14/98   20,000 2.63     9.69  2.63 3.8
                  12/14/98  15,000   2.63    6.25     2.63  6.9

T. Ric Pritchard  12/14/98   20,000  2.63    7.75     2.63  9.3

Patrick T. Lyles  12/14/98   20,000  2.63    8.50     2.63  8.9

                                ITEM 2

The Board of Directors has approved a change in the Company's name to "Almost Family, Inc." Twelve of the Company's twenty-three adult day care centers currently operate under the Almost Family trade name while the remaining eleven centers operate under the Caretenders trade name. The Board determined that this change was appropriate and advisable due to recent changes in the nature of the Company's business which have enabled it to become a single-focus adult day health services company.

RECOMMENDATION

The affirmative vote of a majority of the Company's outstanding Common Stock is required to approve the name change.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF THE AMENDMENT OF THE FIRST ARTICLE OF THE COMPANY'S CERTIFICATE OF INCORPORATION TO CHANGE THE COMPANY'S NAME TO "Almost Family, Inc."

                                ITEM 3

                    RATIFICATION OF INDEPENDENT AUDITOR
The Board of Directors has appointed Arthur Andersen llp as its independent auditor for the fiscal year ending March 31, 2000. Representatives of Arthur Andersen are expected to be present at the Annual Meeting where they will have an opportunity to make a statement, if they desire to do so, and to respond to appropriate questions.

RECOMMENDATION

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF
ARTHUR ANDERSEN LLP AS THE COMPANY'S INDEPENDENT AUDITOR FOR THE
FISCAL YEAR ENDING MARCH 31, 2000.

                         STOCKHOLDER PROPOSALS

Any stockholder proposal intended to be presented at the next annual meeting of stockholders must be received by the Company by September 13, 2000, in order to be considered for inclusion in the Company's proxy materials for such meeting.


                               FORM 10-K

The Company's Annual Report on Form 10-K for the fiscal year ended March 31, 1999 accompanies this Proxy Statement. Stockholders may obtain copies of exhibits at $0.25 per page to cover the Company's costs in furnishing such copies by sending a written request to C. Steven Guenthner, Caretenders Health Corp., 100 Mallard Creek Road, Suite 400, Louisville, Kentucky 40207.

                              OTHER BUSINESS

The Board of Directors is not aware of any other matters to be presented at the Annual Meeting other than those set forth in the Notice of Annual Meeting and routine matters incident to the conduct of the meeting. If any other matters should properly come before the Annual Meeting or any adjournment or postponement thereof, the persons named in the proxy, or their substitutes, intend to vote on such matters in accordance with their best judgment.

                              By Order of the Board of Directors

                              C. Steven Guenthner
                               Secretary

Louisville, Kentucky
January 11, 2000

               THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF
DIRECTORS
                         CARETENDERS HEALTH CORP.
          100 Mallard Creek Road, Suite 400, Louisville, Kentucky
40207
                    PROXY--ANNUAL MEETING OF STOCKHOLDERS

     The undersigned, a stockholder of CARETENDERS HEALTH CORP., a Delaware corporation (the "Company"), hereby appoints WILLIAM B. YARMUTH and C. STEVEN GUENTHNER, and each of them, the true and lawful attorneys and proxies with full power of substitution, for and in the name, place and stead of the undersigned, to vote all of the shares of Common Stock of the Company which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders to be held at the Holiday Inn, 1325 Hurstbourne Lane, Louisville, Kentucky, on Monday, January 31, 2000, at 10:30 a.m. local time, and at any adjournment thereof.

     The undersigned hereby instructs said proxies or their
substitutes:
1.   ELECTION OF DIRECTORS:
   William B. Yarmuth, Steven B. Bing, Donald G. McClinton, Patrick B.
McGinnis,
   Tyree G. Wilburn, Jonathan D. Goldberg and Wayne T. Smith.
/ / Vote FOR all nominees listed             / / WITHHOLD AUTHORITY to
(except as marked to the contrary below)         vote for all nominees
listed above
INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space below.

----------------------------------------------------------------------
-----------
This Proxy is continued on the reverse side. Please sign on the reverse side and return p romptly.

2.  PROPOSAL TO CHANGE CORPORATE NAME TO "--------------------------."
          / / For        / / Against         / / Abstain

3. PROPOSAL TO RATIFY THE APPOINTMENT OF ARTHUR ANDERSEN LLP as independent auditors for the Company.
          / / For        / / Against         / / Abstain
This proxy, when properly executed, will be voted in accordance with any directions hereinbefore given. IF NO ELECTION IS MADE, THE PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3. MANAGEMENT RECOMMENDS A VOTE FOR THE ABOVE MATTERS.

3. DISCRETIONARY AUTHORITY: To vote with discretionary authority with respect to all other matters which may properly come before the Annual Meeting.

                                   Please sign exactly as name appears
on
                                   label.  If shares are held by joint
                                   tenants, all parties in the joint
                                   tenancy must sign.  When signing as
                                   attorney, executor, administrator,
                                   trustee or guardian, please
                                   indicate the capacity in which
                                   signing.  If a corporation, please
                                   sign in full corporate name by
                                   president
                                   or other authorized officer.  If a
                                   partnership, please sign in
                                   partnership
                                   name by authorized person.

                                   -----------------------       -----
                                   Signature                     Date



                                   -----------------------       -----
                                   Signature, if held jointly    Date